GK
DEVELOPMENT, INC.

GK INVESTMENT HOLDINGS, LLC
SUBSCRIPTION AGREEMENT INSTRUCTION PAGE

We, GK Investment Holdings, LLC, are selling up to a maximum of 50,000 bonds (the "Bonds") in connection with this offering (the "Offering"). Each Bond will be sold at a public offering price of $1,000 per Bond. The minimum purchase requirement is five (5) Bonds.

Your broker-dealer or registered investment advisor should mail properly completed and executed ORIGINAL documents, along with your **check payable to UMB Bank, N.A., Escrow Agent for GK Investment Holdings, LLC to GK Investment Holdings, LLC**., to the address below. Documents may also be scanned and sent electronically to the email address listed below.

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MAIL AND OVERNIGHT DELIVERY

GK Investment Holdings, LLC c/o Great Lakes Fund Solutions Inc., 500 Park Avenue, Suite 114, Lake Villa, IL 60046

Phone: (847) 265-1334 Fax: (847) 265-1472 email: gkbonds@gkdevelopment.com

WIRE INSTRUCTIONS

UMB BANK, N.A., 1010 Grand Boulevard, 4TH Floor, Mail Stop 1020409, Kansas City, MO, 64106

ATA No: Acct No:

Acct Name: UMB Bank, N.A., Escrow Agent for GK Investment Holdings, LLC Ref: {Investor Name}

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

INSTRUCTIONS TO SUBSCRIBERS

Section 1: Indicate investment amount and your method of payment. Make all checks payable to UMB Bank, N.A., Escrow Agent for GK Investment Holdings, LLC or wire funds pursuant to the instructions above.

Section 2: Indicate type of ownership.

Section 3: Fill-in all names, addresses, dates of birth, Social Security or Tax ID numbers of all investors or trustees.

Section 4: Indicate distribution option.

Section 5: Indicate if you consent to the electronic delivery of documents.

Section 6: Indicate your qualification for purchasing the Bonds. If you are claiming to be an accredited investor, you must complete Addendum A.

Section 7: Read each of the acknowledgements and representations. Your signature in Section 8 indicates that you have read Section 7, in its entirety, and the Company may rely on your signature that you understand and/or meet the acknowledgements and representations contained therein.

Section 8: Execute the Subscription Agreement.

NON-CUSTODIAL OWNERSHIP

Accounts with more than one owner must have ALL PARTIES SIGN in Section 8.

Be sure to attach copies of all plan documents for Pension Plans, Trust or Corporate Partnerships required in Section 2.

CUSTODIAL OWNERSHIP

For New IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to this Subscription Agreement and forward to the custodian for processing.

For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers as indicated in the Corporate Resolution (which are also to be included).

SUBSCRIPTION AGREEMENT

7% Unsecured Bonds
Issued by GK Investment Holdings, LLC

1 INVESTMENT (Select only one.)

☐ Initial Investment (minimum initial investment of $5,000 up to any multiple of $1,000)
☐ Additional Investment in this Offering (minimum of $1,000 up to any multiple of $1,000)
Account number for existing account: ____________

Amount of Subscription: $ ____________ Unit Price: $ ____________

Payment type: ☐ Check enclosed ☐ ACH ☐ Wire transfer sent on the following date: ____________

2 TYPE OF OWNERSHIP

Non-Custodial Ownership

- ☐ **Unit Price**
- ☐ **Individual** — One signature required.
- ☐ **Joint Tenants with Rights of Survivorship** — All parties must sign.
- ☐ **Community Property** — All parties must sign.
- ☐ **Tenants in Common** — All parties must sign.
- ☐ **Uniform Gift to Minors Act** — State of ______ — Custodian signature required.
- ☐ **Uniform Transfer to Minors Act** — State of ______ — Custodian signature required.
- ☐ **Qualified Pension or Profit Sharing Plan** — Include plan documents.
- ☐ **Trust** — Include title, signature and "Powers of the Trustees" pages.
- ☐ **Corporation** — Include corporate resolution, articles of incorporation and bylaws. Authorized signature required.
- ☐ **Partnership** — Include partnership agreement. Authorized signature(s) required.
- ☐ **Other (Specify)** — ____________ *Include title and signature pages.*

Custodial Ownership

- ☐ **Traditional IRA** — Owner and custodian signatures required.
- ☐ **Roth IRA** — Owner and custodian signatures required.
- ☐ **Simplified Employee Pension/Trust (SEP)** — Owner and custodian signatures required.
- ☐ **KEOGH** — Owner and custodian signatures required.
- ☐ **Other** — ____________ Owner and custodian signatures required.

Custodian Information (To be completed by custodian.)

Name of Custodian: ____________
Mailing Address: ____________
City: ____________ State: ______ Zip Code: ______
Custodian Tax ID #: ____________
Custodian Account #: ____________
Custodian Phone #: ____________

GK Development, Inc.

3 ADDRESS INFORMATION

Subscriber Information (All fields must be completed)

Investor/Trust Name/Plan Name	Co-Investor/Name of Trustee(s)

Investor Social Security Number/Tax ID Number	Co-Investor Social Security Number/Tax ID Number

Birth Date/Articles of Incorporation (MM/DD/YY)	Co-Investor Birth Date (MM/DD/YY)

Please indicate Citizenship Status ☐ U.S. Citizen ☐ Non-resident Alien – Country of Origin ______
☐ Resident Alien – Country of Origin ______

Residence Address (No P.O. Box allowed)

Street Address	City	State	Zip Code

Home Telephone	Business Telephone

Mailing Address* (if different from above – P.O. Box allowed)

Street Address	City	State	Zip Code

*If the co-investor resides at another address, please attach that address to the subscription agreement

4 DISTRIBUTION OPTIONS FOR NON-QUALIFIED ACCOUNTS (Select only one.)

I (we) hereby subscribe for the Bond(s) of GK Investment Holdings, LLC and elect the distribution option indicated below (choose one of the three options):

☐ I choose to have distributions mailed to me at the mailing address listed in Section 3.

☐ I choose to have distributions mailed to me at the following address.

______

☐ I choose to have distributions deposited in a checking, savings or brokerage account.

I authorize the Company or its agent to deposit my distribution to the account indicated below. This authority will remain in force until I notify the Company to change it. In the event that the Company deposits funds erroneously into my account, the Company is authorized to debit my account for the amount of the erroneous deposit.

Name of Financial Institution	Your Bank's ABA Routing #

Your Account #: ______ Name on Account or FBO: ______

Account Type: ☐ Checking ☐ Savings ☐ Brokerage

Mailing Address	City	State	Zip Code

Please attach a pre-printed, voided check.

The deposit services above cannot be established without a pre-printed, voided check/ or a deposit form if a savings account. For Electronic Funds Transfers, the signatures of the bank account owner(s) must appear exactly as they appear on the bank registration. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

______ Signature of Individual/Trustee/Beneficial Owner

______ Signature of Joint Owner/Co-Trustee

______ Date

5 ELECTRONIC DELIVERY OF DOCUMENTS (OPTIONAL)

In lieu of receiving documents by mail, I authorize the company to make available on its web site at https://partnershipaccounting.com/gkdevelop its semi-annual reports, annual reports, or other reports required to be delivered to me, as well as any investment or marketing updates, and to notify me via e-mail when such reports or updates are available. Any investor who elects this option must provide an e-mail address below. Please carefully read the following representations before consenting to receive documents electronically. If you check this box, you represent the following:

I acknowledge that access to the internet, email and the World Wide Web is required in order to access documents electronically. I may receive by email notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my internet provider and telephone provider, and that these costs are my responsibility.

a. I acknowledge that I may receive at no cost from the Company a paper copy of any documents delivered electronically by calling my financial advisor.

b. I understand that if the e-mail notification is returned to the Company as "undeliverable," a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communications via electronic delivery. I further understand that if the Company is unable to obtain a valid e-mail address for me, the Company will resume sending a paper copy of its filings by U.S. mail to my address of record.

c. I understand that my consent may be updated, including any updates in e-mail address to which documents are delivered, or cancelled, at any time by calling my financial advisor.

E-mail Address: ______________________________

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6 INVESTOR ELIGIBILITY CERTIFICATION

I understand that to purchase Bonds, I must either be an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the act, or I must limit my investment in the Bonds to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person.

I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Bonds.

I hereby represent and warrant that I meet the qualifications to purchase Bonds because (please mark one):

☐ I am a natural person, and the aggregate purchase price for the Bonds I am purchasing in the offering does not exceed 10% of my net worth or annual income, whichever is greater.

☐ I am a non-natural person, and the aggregate purchase price for the Bonds I am purchasing in the offering does not exceed 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year.

☐ I am an accredited investor.

If you marked that you are an accredited investor, please complete Addendum A, attached hereto, and return it with this Subscription Agreement. If Addendum A is not received with this Subscription Agreement, your subscription will not be accepted.

7 INVESTOR ACKNOWLEDGEMENTS AND REPRESENTATIONS

a. I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full.
b. I have received the Offering Circular.
c. I am purchasing the Bonds for my own account.
d. I agree that my rights and responsibilities relative to my ownership of the Bonds subscribed for in this offering shall be governed (i) by that certain Indenture by and between the Company and UMB Bank, as trustee, filed as an exhibit to the Offering Circular; and (ii) the Form of Unsecured Bond filed as an exhibit to the Offering Circular.
e. I hereby represent and warrant that I am not, and am not acting as an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This subscription agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws.

8 INVESTOR SIGNATURES

Digital ("electronic") signatures, often referred to as an "e-signature", enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement's electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both, you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on https://partnershipaccounting.com/gkdevelop. You and the Company each hereby consents and agrees that electronically signing this Subscription Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement. You consent to be legally bound by this Subscription Agreement's terms and conditions. Furthermore, you and the Company, each hereby agrees that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient's change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

Form W-9: I HEREBY CERTIFY Under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is correct (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification Instructions: You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURES: THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS PURCHASER QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Executed this ________ day of ________ 20____.

Signature (Investor, or authorized signatory) ____________________ Title: ____________________

Joint Signature (Investor, or authorized signatory) ____________________ Title: ____________________

SUBSCRIPTION ACCEPTED | GK Investment Holdings, LLC a Delaware limited liability company

By: ____________________ Its: ____________________ Dated: ____________________

9 BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor's legal residence.

Broker-Dealer Name	Broker-Dealer CRD Number		
Telephone Number	Fax Number		
Broker-Dealer Mailing Address	City	State	Zip Code
Financial Advisor Name	Financial Advisor Firm Name & Branch Number		
Rep ID	Branch Number	Telephone Number	
Advisor Mailing Address	City	State	Zip Code
Email Address	Fax Number		

☐ **RIA Submission** *Check this box to indicate whether submission is made through the Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative of a Broker-Dealer, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. I understand that by checking the above box, I will not receive a selling commission.*

The undersigned confirm on behalf of the Broker-Dealer that they (1) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (2) have discussed such investor's prospective purchase of shares with such investor; (3) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (4) have delivered a current Prospectus and related supplements, if any, to such investor; (5) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (6) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

Financial Advisor or RIA Signature	Date	State of Sale	Branch Manager Signature	Date
			(If required by Broker-Dealer)	